FIRST AMENDMENT TO LICENSE AGREEMENT

     This First Amendment to License Agreement ("Amendment") is entered into as of this 10th day of February, 2000, by and between Today's Man, Inc. a Pennsylvania corporation ("Today's Man") and Morse Shoe, Inc., a Delaware corporation ("Morse").

                                R E C I T A L S:

     WHEREAS, Today's Man and Shoe Corporation of America, Inc. ("SCOA"), are parties to a License Agreement dated July 20, 1995 (the "License Agreement") pursuant to which Today's Man granted SCOA the license to operate shoe departments in certain of Today's Man stores; and

     WHEREAS, pursuant to a voluntary petition filed with the U.S. Bankruptcy Court, Southern District of Ohio (Eastern Division) ("Bankruptcy Court") on June 14, 1999, SCOA and certain affiliates sought protection under Chapter 11 of Title 11, United States Code (the "Bankruptcy Code"); and

     WHEREAS, pursuant to a certain Asset Purchase Agreement, dated as of February __, 2000 ("Acquisition Agreement"), by and between SCOA, et al., debtors and debtors in possession, as sellers (collectively, "Sellers"), and J. Baker, Inc., individually and/or through one or more "Permitted Designees" (as such term is defined in the Acquisition Agreement) (hereinafter, "Purchaser"), Morse Shoe, Inc. ("Morse"), an affiliate of Purchaser and a Permitted Designee thereof under the terms of the Acquisition Agreement, has agreed to acquire substantially all of the assets and business interests of the Sellers (collectively, the "Acquired Assets"), subject to the terms and conditions contained in the Acquisition Agreement; and

     WHEREAS, subject to the terms and conditions contained in the Acquisition Agreement, included among the Acquired Assets to be acquired by Purchaser at a closing under the Acquisition Agreement is the License Agreement; and

     WHEREAS, it is a condition to Purchaser's obligation to close and consummate that transactions contemplated in the Acquisition Agreement that Today's Man and Morse, as a Permitted Designee of Purchaser, enter into, execute and deliver the within amendment, inter alia, amending and modifying the terms and provisions of the License Agreement, with such amendments and modifications becoming effective as of the occurrence of a closing under the Acquisition Agreement and as otherwise provided herein; and

           WHEREAS, pursuant to a motion dated February __, 2000 ("Sale Motion"), Sellers have sought the issuance and entry of an order of the Bankruptcy Court, inter alia, approving the Acquisition Agreement and the transactions contemplated thereby; and

     WHEREAS, Morse and Today's Man desire to amend and modify the terms and provisions of the License Agreement upon the terms and conditions contained herein.

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     NOW, THEREFORE, premised upon the terms and provisions stated herein, the parties hereto desiring to be bound hereby, do hereby covenant and agree as follows:

1.   The License Agreement shall be amended as follows:

          (a) Section 1.1 License is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:


               "1.1 License. Licensor hereby grants to Licensee represented by the exclusive right and privilege described herein for the term herein specified, to operate Shoe Departments for the retail sale of Footwear in Licensor's Stores as follows: (a) all stores currently operated by Licensor under the name "Today's Man" as listed on the attached "Exhibit A" ("Existing Stores") and (b) all stores hereafter opened by Licensor (or any division, subsidiary, parent or any other affiliated entity) operated under the Today's Man name which are hereafter added to Exhibit "A." The stores added to Exhibit "A" pursuant to the preceding clause (b) are hereinafter referred to individually as an "Additional Store" and collectively the "Additional Stores" and shall be included within the definition of "Store" and "Stores" respectively. Licensor may elect to remove any individual Store on Exhibit "A" upon at least 180 days prior written notice in the case of any Store in which Licensor will permanently cease the conduct of business in which event this Agreement will terminate with respect to such Store at the end of such 180 day period. It is the intent of both parties that Licensee shall operate Shoe Departments during the term of this License Agreement in all of Licensor's Today's Man stores, provided that such stores operate in a manner consistent with the Existing Stores. This License Agreement shall apply to all stores identified in this Section 1.1 without the need for amendment or future agreement. The parties shall from time to time amend Exhibit "A" to reflect Additional Stores, and it is agreed that such amendments shall be solely for convenience of reference and confirmation of the rights and obligations of the parties hereto. The absence of such a written amendment shall in no way alter or negate the applicability of this License Agreement to such Additional Stores.

               In each Existing Store the Shoe Department shall consist of the selling, storage and one half of the contiguous aisle space ("Space") as presently allocated to the Shoe Departments, as set forth on Exhibit "A". The Space allocated to the Shoe Department in Additional Stores shall be approximately 2,000 square feet. In all cases, the Shoe Department shall be contiguous to softlines at the store. The location of the Shoe Departments may, upon sixty (60) days written notice to Licensee be relocated by Licensor, at Licensor's full expense, provided, however, that such relocation is a comparable space in the Store at least equal to the space provided for herein."


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          (b) Section 2 Term is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

          "Section 2. TERM.

               The initial term of this License Agreement shall commence on September 1, 1995, and shall expire, unless earlier terminated as hereinafter provided, on January 31, 2006 (the " Initial Term"). Each fiscal year of Licensor commencing on February 2 and ending on the Saturday closest to January 31 of each year thereafter shall constitute and be referred to herein as an "Annual Period"."

          (c) Section 3.2 Handling of Cash and Payment shall be amended by deleting the words eighty percent (80%) in (ii) of the second paragraph thereof and inserting the words "ninety percent (90%)" in lieu thereof.

          (d) Section 8.1 Staffing of Shoe Departments shall be amended by deleting the second sentence thereof in its entirety.

          (e) Section 25.4 Early Termination is hereby deleted in its entirety and all references thereto elsewhere in the Agreement are of no further force or effect.

          (f) A new Section 25.4 shall be added as follows:

               "25.4 Obligations Upon Store Closing. If Licensor closes a Store, or elects to completely liquidate its business and assets and closes all Stores and conducts a store liquidation or going out of business sale (either on its own or through an independent professional liquidator, hereinafter "Store Liquidation"), the Licensee Fee shall be reduced to eight percent (8%) of Net Sales during the period of such Store Liquidation."

          (g) Section 25.5.1 Obligation to Purchase Fixtures shall be amended by replacing the reference to Section 1.1(y) with "Section 1.1".

          (h) Section 25.5.2 Option to Purchase Fixtures shall be amended by deleting the parenthetical in (b) thereof.

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          (i) As of the Effective Date (as hereinafter defined), notices to
          Licensee shall be addressed as follows:

                                  Morse Shoe, Inc.
                                  555 Turnpike Street
                                  Canton, MA 02021
                                  Attention:  Michael Fine
                                              President, JBI Footwear

           With a copy to:     General Counsel
                                          555 Turnpike Street
                                          Canton, MA 02021

2. Effectiveness of Amendment. This Amendment shall be deemed automatically effective on the date of occurrence of a Closing (as such term is defined in the Acquisition Agreement) under the Acquisition Agreement (the "Effective Date"); provided, however, in the event a Closing does not occur under the Acquisition Agreement, then in such event this Amendment shall be void ab initio and of no further force and effect.

3. Agreement In Full Force and Effect. Except as otherwise modified hereby, the Agreement, and all of the terms and provisions thereof, shall remain in full force and effect.

4. Counterparts. This Amendment may be executed in one or more counterparts which taken together shall constitute one and the same agreement.

5. Binding Effect; Successors and Assigns. This Amendment shall be binding upon the successors and assigns of each of the parties hereto.

6. Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws of the State of Pennsylvania.

7. Modification. This Amendment may only be modified by an agreement in writing executed by each of the parties hereto.

     IN WITNESS WHEROF, the parties have executed this Amendment as of the date first written above.

MORSE SHOE, INC.                              TODAY'S MAN, INC.

As Licensee                                   As Licensor


/s/Alan I. Weinstein                          /s/Frank E. Johnson
-----------------------------------           ----------------------------------
By: Alan I. Weinstein, President              By:  Frank E. Johnson, EVP & CFO

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